Exhibit 23.7

AMC Consultants Pty Ltd

179 Turbot Street, Brisbane

Queensland, 4060, Australia

CONSENT OF THIRD-PARTY QUALIFIED PERSON

AMC Consultants Pty Ltd (“AMC”), in connection with the Registration Statement and Proxy Statement/Prospectus and any amendments or supplements and/or exhibits thereto (collectively, the Form S-4), consent to:

●

the filing and use of the technical report summary titled “Technical Report Summary--

Initial Assessment of the TOML Mineral Resource, Clarion-Clipperton Zone, Pacific Ocean, for Deep Green Metals Inc.” (the “TOML Technical Report”), with an effective date of March 17, 2021, as an exhibit to and referenced in the Form S-4;

●	the use of and references to our name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the Securities and Exchange Commission), in connection with the Form S-4 and any such TOML Technical Report; and

●	the information derived, summarized, quoted or referenced from the TOML Technical Report, or portions thereof, that was prepared by us, that we supervised the preparation of and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form S-4.

AMC is responsible for authoring, and this consent pertains to, the following Sections of the TOML Technical Report:

●	Section 1: Executive Summary
●	Section 2: Introduction
●	Section 3: Property Description and Location
●	Section 8: Sample preparation, analyses and security
●	Section 9: Data verification
●	Section 11.1 – 11.8: Mineral Resources
●	Section 11.9.1: Geological setting and mineralisation
●	Section 11.9.2: Exploration methods
●	Section 11.9.3: Sample preparation analysis and security
●	Section 11.9.4: Mineral Resources
●	Section 11.9.8: Market studies
●	Section 11.9.9: Environmental studies, permitting and social or community impact
●	Section 12: Mineral Reserve Estimates
●	Section 16: Market Studies and Contracts
●	Section 17: Environmental Studies, Permitting, and Social or Community Impact
●	Section 18: Capital and Operating Cost
●	Section 19: Economic Analysis
●	Section 20: Adjacent Properties
●	Section 21: Other Relevant Data and Information
●	Section 22: Interpretation and Conclusions
●	Section 23: Recommendations
●	Section 24: References
●	Section 25: Reliance on information provided by the registrant

Dated this April 7, 2021

/s/ Robert James Chesher
Robert James Chesher General Manager, Brisbane Office Signature of Authorized Person for
AMC Consultants Pty Ltd, a Qualified Third-Party Firm